Exhibit 10.1

AMENDMENT TO THE
FIBROCELL SCIENCE, INC. 2009 EQUITY INCENTIVE PLAN

WHEREAS, Fibrocell Science, Inc. (the “Company”), maintains the Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 17(a) of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan from time to time, provided that such amendment shall be contingent on the approval of the Company’s shareholders (“Shareholder Approval”) when such approval is required pursuant to the Internal Revenue Code of 1986, as amended and/or stock exchange requirements; and

WHEREAS, the Board desires to increase the number of shares of common stock of the Company reserved for issuance under the Plan (the “Share Increase”) and to include an annual limit on the number of shares underlying awards made to any one participant under the Plan in any calendar year (the “Annual Limit”); and

WHEREAS, pursuant to Section 17(a) of the Plan, in order to effect each of these desired changes, Shareholder Approval must be obtained; and

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase and the Annual Limit as set forth in this Amendment to the Plan (the “Amendment”), subject to timely Shareholder Approval.

NOW, THEREFORE, the Board hereby amends the Plan, subject to timely Shareholder Approval, as follows:

1.	Section 5(a) of the Plan, subject to timely Shareholder Approval, is hereby amended to read in its entirety as follows:

“Shares Authorized.  The aggregate number of shares of Company Stock that may be issued under the Plan is 7,600,000 shares, subject to adjustment as described in subsection (d) below.”

2.	A new Section 5(e) is, subject to timely Shareholder Approval, hereby added to the Plan to read in its entirety as follows:

“Limitations. In accordance with the requirements under Section 162(m) of the Code, subject to adjustment as described in subsection (d) above, the maximum number of shares of Company Stock underlying Grants that may be granted during a calendar year to any individual Participant shall be 1,500,000 shares of Company Stock.”

3.
Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, contingent upon obtaining timely Shareholder Approval.

IN WITNESS WHEREOF, the Company has executed this Amendment to the Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended, as of April 15, 2016.

FIBROCELL SCIENCE, INC.

By:	/s/ David Pernock
Name: Its:	David Pernock Chairman of the Board and CEO